UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 2, 2006

CAMDEN PROPERTY TRUST

(Exact name of Registrant as Specified in Charter)

Texas	1-12110	76-6088377
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

Three Greenway Plaza, Suite 1300, Houston, Texas  77046

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (713) 354-2500

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On May 2, 2006, Camden Property Trust, a Texas real estate investment trust (the “Company”), amended its Amended and Restated 2002 Share Incentive Plan, to, among other things, provide that unvested restricted shares granted thereunder will immediately vest in the event of the holder’s retirement from the Company after attainment of age 65 and the completion of 10 years of service with the Company, other than in the event of a termination for cause.  The description herein of such amendment is qualified in its entirety, and the terms therein are incorporated herein, by reference to the amendment filed as Exhibit 99.1 hereto.

Item 5.03               Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 2, 2006, the Company amended its Second and Amended Bylaws to, among other things, provide that notice of all meetings of shareholders shall be personally delivered or mailed, not less than 10 days nor more than 60 days prior to the date of the meeting, to the shareholders of record entitled to vote at such meeting.  Prior to the adoption of the amendment, notice of such meetings was required to be given to shareholders of record not less than 10 days nor more than 50 days prior to the date of the meeting.  The description herein of such amendment is qualified in its entirety, and the terms therein are incorporated herein, by reference to the amendment filed as Exhibit 99.2 hereto.

Item 9.01.              Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit
Number	Title

99.1	Amendment to Amended and Restated 2002 Share Incentive Plan of Camden Property Trust.

99.2	Amendment to Second Amended and Restated Bylaws of Camden Property Trust.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 4, 2006

CAMDEN PROPERTY TRUST

By:	/s/ Dennis M. Steen
Dennis M. Steen
Senior Vice President - Finance, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Amendment to Amended and Restated 2002 Share Incentive Plan of Camden Property Trust.

99.2	Amendment to Second Amended and Restated Bylaws of Camden Property Trust.